EMPLOYMENT AGREEMENT

     An agreement is made February 19, 1999, between the company, World InterNetWorks, a corporation organized and existing under the laws of the state of Nevada, and Steven Kent Hansen, of Sandy, Utah.

     It is agreed as follows:

     1. The company will employ Mr. Hansen as the president of the company. He will act as the president of the company for the term of three years from the date of the signing of this contract, and thereafter until this agreement shall be determined by either party giving to the other three months' notice in writing of such intended determination.

     2. During the continuance of this agreement the president shall devote sufficient of his time during the business hours of the company to the business of the company and shall use his best endeavors to promote the interests and welfare of the company. The president shall not either before or after the termination of this agreement disclose to any person whatever any information relating to the company or its customers or any trade secrets of which he shall become possessed while acting as president.

     3. The president shall exercise and carry out all such powers and duties necessary to control the general management of the business of the company and shall have power to appoint and dismiss all personnel as needed and to establish a new management team, as well as a new board of directors, with Mr. Hansen appointed as chairman of the board, and to enter into any which he may consider necessary or conducive to the interests of the company.

     4. The president shall be entitled by way of remuneration for his services to a salary of $8,000.00 per month, to be paid monthly. The company shall provide a full benefits package, to include medical and dental insurance for the president and his dependents. The company shall transfer 800,000 shares of restricted stock to Mr. Hansen within ten days of the signing of this contract. All shares and similar plans of the company for the benefit of its executives.

     5. Mr. Hansen, in his role as president, shall be entitled to reimbursement of all reasonable expenses incurred in connection with the business of the company, and to participate in all pension, profit-sharing and similar plans of the company for the benefit of its executives.

     6. The company shall represent and indemnify the president in any action arising out of the discharge of his duties. It shall hold Mr. Hansen harmless for any legal action, creditor claims, class action suits, share holder suits, or any other cause of action arising in whole or in part on any matter involving the company or its officers occurring prior to the execution of this agreement.

     7. The company has employed the president to recognize the company, resume operations, and negotiate its obligations. Mr. Hansen, as president, is retained as a "turn-around specialist." The board of directors recognizes the president's best efforts may be unsuccessful. It agrees to hold Mr. Hansen harmless from any action resulting in the closure of the business.

     8. All amendments to this Agreement shall be in writing and signed by both parties. The original written Agreement, and any written and signed modifications, shall control in any dispute between the parties. Oral Modifications are not permitted.

     9. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same, or any other provision of this agreement.

     10. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not effect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     11. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

     12. The Agreement, and those documents expressly referred to herein and other documents of even date signed by the parties, constitute the complete agreement and understanding among the parties and supercede any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     13. Any dispute arising between the parties regarding this Agreement, which the parties are not able to resolve by mutual consent, shall be submitted to binding arbitration conducted in accordance with the rules of the American Arbitration Association. Each party shall bear its own costs.

     INTENDING TO BE LEGALLY BOUND, the parties -hereto have executed this Agreement as of the date first written above.


/s/ Steven K. Hansen                         /s/ Ronald A. Nilsson
----------------------------                 ---------------------------
Steven K. Hansen                             Ronald A. Nilsson
                                             CEO, World Internet Works, Inc.
                                             Chairman of the Board

Original agreement forwarded to              Fax copy to R. Spencer Robinson
Mr. Hansen at 1379 East Indian               Attorney at Law
Ridge Circle, Sandy, UT 84092                801-576-9551